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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report dated August 5, 1996, on our audit of the balance sheet of Lifestyle Furnishings International Ltd. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.
Greensboro, North Carolina
November 8, 1996